Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-211487) pertaining to the 2016 PetroQuest Energy, Inc. Long Term Incentive Plan,
(2) Registration Statement (Form S-8 No. 333-188731) pertaining to the PetroQuest Energy, Inc. 2013 Incentive Plan,
(3) Registration Statement (Form S-8 No. 333-184926) pertaining to the PetroQuest Energy, Inc. 2012 Employee Stock Purchase Plan,
(4) Registration Statement (Form S-8 No. 333-174260) pertaining to the PetroQuest Energy, Inc. 1998 Amended and Restated Incentive Plan,
(5) Registration Statement (Form S-8 No. 333-151296) pertaining to the PetroQuest Energy, Inc. 1998 Amended and Restated Incentive Plan,
(6) Registration Statement (Form S-8 No. 333-134161) pertaining to the PetroQuest Energy, Inc. 1998 Amended and Restated Incentive Plan,
(7) Registration Statement (Form S-8 No. 333-102758) pertaining to the PetroQuest Energy, Inc. 1998 Amended and Restated Incentive Plan,
(8) Registration Statement (Form S-8 No. 333-88846) pertaining to the PetroQuest Energy, Inc. 1998 Amended and Restated Incentive Plan,
(9) Registration Statement (Form S-8 No. 333-67578) pertaining to the PetroQuest Energy, Inc. 1998 Amended and Restated Incentive Plan,
(10) Registration Statement (Form S-8 No. 333-52700) pertaining to the PetroQuest Energy, Inc. 1998 Amended and Restated Incentive Plan, and
(11) Registration Statement (Form S-8 No. 333-65401) pertaining to the PetroQuest Energy, Inc. 1998 Amended and Restated Incentive Plan;
of our report dated March 8, 2018, with respect to the consolidated financial statements of PetroQuest Energy, Inc. included in this Annual Report (Form 10-K) of PetroQuest Energy, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

New Orleans, Louisiana
March 8, 2018